Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Timothy Bonang, Vice President Investor Relations
(617) 796-8251
www.ta-petro.com

TravelCenters of America LLC Announces Third Quarter 2014 Results

Income Before Income Taxes up 38.7%

Westlake, OH (November 10, 2014):  TravelCenters of America LLC (NYSE: TA) today announced financial results for the three and nine months ended September 30, 2014.

At September 30, 2014, TA’s business included 250 travel centers in 43 U.S. states and in Canada, 174 of which were operated under the “TravelCenters of America” or “TA” brand names and 76 of which were operated under the “Petro” brand name.  At September 30, 2014, TA also operated 34 convenience stores with retail gas stations, primarily under the “Minit Mart” brand name. TA’s results were:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands, except per share amounts)
Revenues	$2,009,217	$2,062,096	$6,052,635	$6,038,201
Income before income taxes	$21,166	$16,018	$44,007	$19,256
Net income	$12,796	$15,803	$26,627	$19,648

Net income per share:
Basic and diluted	$0.34	$0.53	$0.71	$0.66

Supplemental Data:
Total fuel sales volume (gallons)	513,611	519,973	1,525,663	1,536,771
Total fuel revenues	$1,575,763	$1,667,464	$4,823,581	$4,927,971
Fuel gross margin	$98,352	$91,346	$289,792	$258,086

Total nonfuel sales	$430,272	$391,319	$1,219,792	$1,100,554
Nonfuel gross margin	$230,602	$212,482	$659,739	$604,414
Nonfuel gross margin percentage	53.6%	54.3%	54.1%	54.9%

EBITDAR(1)	$97,197	$87,841	$269,041	$231,427

(1)  A reconciliation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, from net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, appears in the supplemental data below.

Business Commentary

TA’s EBITDAR for the third quarter of 2014 increased by approximately $9.4 million, or 10.7%, to $97.2 million, versus EBITDAR for the 2013 third quarter of $87.8 million.  The increase in EBITDAR is primarily attributable to an increase in fuel gross margin per gallon, which averaged $0.191 during the 2014 third quarter versus $0.176 during the 2013 third quarter, and the continued improvements in the results of sites TA acquired in 2011 through 2014.

Income before income taxes for the third quarter of 2014 was $21.2 million, reflecting a $5.1 million, or 32.1% increase over income before income taxes for the 2013 third quarter of $16.0 million.  The dollar amount of this increase was less than the dollar amount of the increase in EBITDAR for the 2014 third quarter versus the 2013 third quarter due to increased depreciation associated with our investments in our new and existing sites and rent expense that principally is associated with sales of improvements to Hospitality Properties Trust, or HPT, our principal landlord.

Net income for the third quarter of 2014 was $12.8 million ($0.34 per share), reflecting a $3.0 million decrease from the net income for the 2013 third quarter of $15.8 million ($0.53 per share).  The decrease in net income for the 2014 period was due to increased income tax expense as a result of TA having reversed most of its valuation allowance against its deferred tax assets in the 2013 fourth quarter.  In the 2013 period, the income tax provision was small, largely because TA was able to offset income tax expense with deferred tax assets not previously recognized in light of TA’s then having a full valuation allowance against its deferred tax assets.

Results for the 64 locations TA has acquired during 2011 through 2014 continued to improve as the capital improvements at those locations were completed and their operations continued to mature towards stabilization.  Capital improvements to recently purchased travel centers are often substantial and require a long period of time to plan, design, permit and complete, and once improvements are completed the improved travel centers require a period of time to produce stabilized financial results.  TA estimates that the travel centers it acquires generally will reach stabilization in approximately the third year after acquisition, but actual results can vary widely from this estimate due to many factors, some of which are outside TA’s control.  The 33 travel centers and 31 gas/convenience stores TA acquired during 2011 through 2014 generated gross revenues in excess of cost of goods sold and site level operating expenses as set forth in the tables below.  Sites were acquired at various dates during the periods presented, and thus these amounts are intended only to indicate directional trends.

	Number of		Three Months Ended September 30,
(amounts in thousands, except numbers of properties)	Properties Acquired		2014	2013
Properties acquired in 2011	6		$4,012	$2,806
Properties acquired in 2012	14		4,718	3,957
Properties acquired in 2013	41	(1)	6,440	1,033
Properties acquired in 2014	3		833	—
Total	64		$16,033	$7,796

	Number of		Twelve Months Ended September 30,
(amounts in thousands, except numbers of properties)	Properties Acquired		2014	2013
Properties acquired in 2011	6		$14,899	$7,396
Properties acquired in 2012	14		18,073	10,822
Properties acquired in 2013	41	(1)	14,834	1,772
Properties acquired in 2014	3		674	—
Total	64		$48,480	$19,990

(1)             Includes 31 convenience stores acquired in December 2013; all other acquisitions are travel centers.

The amounts presented in the above tables are the amounts recognized during the periods presented (from the beginning of the period shown, or if later, the dates TA began to operate the properties for its own account).

Thomas M. O’Brien, TA’s CEO, made the following statement regarding the 2014 third quarter results:

“During the 2014 third quarter, TA posted solid gains in combined fuel and nonfuel margins, up just over 8%, handily outpacing growth in site level operating expenses.  An EBITDAR increase of 11% and a pretax income increase of 32% for the 2014 third quarter versus the prior year period were fueled by site level operations, including improvements both in same site results and contributions from recently acquired sites.”

Investment Activity

During the nine months ended September 30, 2014, TA purchased three travel centers for $25.7 million and made capital investments of $95.4 million, including $14.5 million to improve locations TA purchased since the beginning of 2011.  As of September 30, 2014, TA had entered an agreement to acquire one travel center and during the 2014 fourth quarter TA entered agreements to acquire two additional travel centers, seven convenience stores with retail gas stations and a quick serve restaurant for an aggregate amount of approximately $21.7 million; but these purchases are subject to conditions and may not occur, may be delayed or their terms may change.  TA currently intends to continue its efforts to selectively acquire additional properties.

The table below shows the number of properties acquired by year, the amounts TA has invested through September 30, 2014, and the total estimated additional amounts TA currently plans to invest in the near term in these properties.

	Site Count	Acquisition Cost	Renovation Cost Incurred Through September 30, 2014	Additional Estimated Renovation Cost to be Spent
Properties acquired in 2011	6	$36,333	$47,737	$—
Properties acquired in 2012	14	46,910	33,603	—
Properties acquired in 2013(1)	41	111,602	28,148	24,282
Properties acquired in 2014 first nine months	3	24,529	2,455	14,508
Total	64	$219,374	$111,943	$38,790

(1) Includes 31 convenience stores acquired in December 2013.

Supplemental Data

In addition to the historical financial results prepared in accordance with GAAP, TA furnishes supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data for the locations that were operated by TA continuously since the beginning of the earliest applicable period presented and operating data for those sites that TA acquired since the beginning of 2011.  A presentation of EBITDAR, and a reconciliation that shows the calculation of EBITDAR from net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, also appears in the supplemental data.

Conference Call:

On Monday, November 10, 2014, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended September 30, 2014.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 230-1059.  Participants calling from outside the United States and Canada should dial (612) 234-9959.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial (320) 365-3844.  The replay pass code is 339235.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.ta-petro.com.  To access the webcast, participants should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call.  The transcription, recording and retransmission in any way of TA’s third quarter conference call is strictly prohibited without the prior written consent of TA.  The Company’s website is not incorporated as part of this press release.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA”, “Petro Stopping Centers” and “Petro” brand names and offer diesel and gasoline fueling, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 43 U.S. states and in Canada.  TA also operates convenience stores with retail gasoline stations principally under the “Minit Mart” brand name, primarily in Kentucky.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  THIS PRESS RELEASE IMPLIES THAT THE OPERATIONS AT MANY SITES ACQUIRED SINCE THE BEGINNING OF 2011 HAVE NOT YET REACHED THE STABILIZED FINANCIAL RESULTS TA CURRENTLY EXPECTS AND STATES THAT TA ESTIMATES THAT ACQUIRED TRAVEL CENTERS GENERALLY WILL REACH STABILIZATION IN APPROXIMATELY THE THIRD YEAR AFTER ACQUISITION AND THAT THE IMPROVEMENTS IN EBITDAR FOR THE THIRD QUARTER OF 2014 AS COMPARED TO THE SAME PERIOD IN 2013 ARE PARTIALLY ATTRIBUTABLE TO THE IMPROVED RESULTS AT RECENTLY ACQUIRED SITES.  THESE STATEMENTS MAY IMPLY THAT TA’S EXPECTED STABILIZATION WILL IN FACT BE REALIZED AND WILL RESULT IN INCREASES IN TA’S EBITDAR AND NET INCOME IN THE FUTURE.  HOWEVER, TA’S ABILITY TO OPERATE RECENTLY ACQUIRED LOCATIONS PROFITABLY DEPENDS UPON MANY FACTORS, INCLUDING TA’S ABILITY TO SUCCESSFULLY INTEGRATE NEW OPERATIONS INTO ITS EXISTING OPERATIONS AND OTHER FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL.  ALSO, TA’S FUTURE EBITDAR AND PROFITS WILL DEPEND UPON MANY FACTORS IN ADDITION TO TA’S OPERATIONS OF RECENTLY ACQUIRED SITES.  ACCORDINGLY FUTURE EBITDAR AND PROFITS MAY NOT INCREASE BUT THEY MAY DECLINE OR TA MAY EXPERIENCE LOSSES;

•                  THIS PRESS RELEASE REFERENCES ACQUISITIONS THAT HAVE BEEN AGREED UPON BUT THAT HAVE NOT BEEN COMPLETED AS OF THE DATE OF THIS PRESS RELEASE.  IMPLICATIONS OF THESE STATEMENTS MAY BE THAT THESE ACQUISITIONS WILL BE COMPLETED AND THAT THEY MAY IMPROVE TA’S FUTURE PROFITS.  HOWEVER, THESE ACQUISITIONS ARE SUBJECT TO CONDITIONS AND MAY NOT BE COMPLETED OR MAY BE DELAYED OR THEIR TERMS MAY CHANGE.   MOREOVER, MANAGING AND INTEGRATING OPERATIONS OF ACQUIRED TRAVEL CENTERS AND CONVENIENCE STORES CAN BE DIFFICULT TO CONDUCT, TIME CONSUMING AND/OR MORE EXPENSIVE THAN ANTICIPATED AND INVOLVE RISKS OF FINANCIAL LOSSES.  TA MAY NOT OPERATE ITS ACQUIRED LOCATIONS AS PROFITABLY AS IT NOW EXPECTS; AND

•                  THIS PRESS RELEASE STATES THAT TA CURRENTLY INTENDS TO CONTINUE ITS EFFORTS TO SELECTIVELY ACQUIRE ADDITIONAL PROPERTIES.  THE IMPLICATIONS OF THIS STATEMENT MAY BE THAT TA WILL BE ABLE TO IDENTIFY AND COMPLETE ADDITIONAL ACQUISITIONS.  HOWEVER, TA MAY NOT SUCCEED IN IDENTIFYING AND/OR ACQUIRING OTHER PROPERTIES OR PROFITABLY OPERATE ANY PROPERTIES IT MAY ACQUIRE.

THE AFORESAID AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  THE TREND TOWARDS IMPROVED FUEL EFFICIENCY BY TA’S CUSTOMERS MAY CONTINUE TO REDUCE THE DEMAND FOR FUEL AND MAY ADVERSELY AFFECT TA’S BUSINESS;

•                  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON TA, ITS CUSTOMERS AND ITS FRANCHISEES;

•                  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX RATES, ENVIRONMENTAL REGULATIONS AND SIMILAR MATTERS;

•                  COMPETITION WITHIN THE TRAVEL CENTER AND CONVENIENCE STORE INDUSTRIES;

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  ACQUISITIONS MAY SUBJECT TA TO ADDITIONAL OR GREATER RISKS THAN TA’S CONTINUING OPERATIONS, INCLUDING THE ASSUMPTION OF UNKNOWN LIABILITIES;

•                  FUTURE INCREASES IN FUEL PRICES MAY FURTHER REDUCE THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY ENCOURAGE FUEL CONSERVATION, DIRECT FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECT THE BUSINESS OF TA’S CUSTOMERS. SOME OF THESE FACTORS MAY OCCUR OR CONTINUE EVEN IF FUEL PRICES DO NOT INCREASE OR DECLINE;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN TA’S CURRENT CREDIT TERMS FOR PURCHASES.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR MATERIAL LOSSES.  ALSO, IN TIMES OF RISING FUEL AND NONFUEL PRICES, TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO INCREASE THE CREDIT AMOUNTS THEY EXTEND TO TA, WHICH MAY REQUIRE TA TO INCREASE ITS WORKING CAPITAL INVESTMENT.  THE AVAILABILITY AND THE TERMS OF ANY CREDIT TA MAY BE ABLE TO OBTAIN ARE UNCERTAIN;

•                  MOST OF TA’S TRUCKING COMPANY CUSTOMERS TRANSACT BUSINESS WITH TA BY USE OF FUEL CARDS, MOST OF WHICH ARE ISSUED BY THIRD PARTY FUEL CARD COMPANIES.  THE FUEL CARD INDUSTRY HAS ONLY A FEW SIGNIFICANT PARTICIPANTS.  FUEL CARD COMPANIES FACILITATE PAYMENTS TO TA AND CHARGE TA FEES FOR THESE SERVICES.  COMPETITION, OR LACK THEREOF, AMONG FUEL CARD COMPANIES MAY RESULT IN FUTURE INCREASES IN TA’S TRANSACTION FEE EXPENSES OR WORKING CAPITAL REQUIREMENTS, OR BOTH;

•                  TA’S FAILURE TO TIMELY FILE ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013, AND ITS QUARTERLY REPORTS OF FORM 10-Q FOR THE FISCAL QUARTERS ENDED MARCH 31 AND JUNE 30, 2014, AND ITS CONSEQUENT INABILITY TO USE ITS SHELF REGISTRATION STATEMENT ON FORM S-3 UNTIL IT HAS BEEN CURRENT IN ITS FILINGS UNDER THE SECURITIES EXCHANGE ACT FOR A PERIOD OF AT LEAST ONE YEAR MAY NEGATIVELY IMPACT TA’S ABILITY TO ISSUE NEW DEBT AND EQUITY SECURITIES;

•                  TA IS ROUTINELY INVOLVED IN LITIGATION AND OTHER LEGAL MATTERS INCIDENTAL TO THE ORDINARY COURSE OF ITS BUSINESS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN HAVE UNANTICIPATED RESULTS.  LITIGATION IS USUALLY EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS OR MAY BECOME INVOLVED;

•                  ACTS OF TERRORISM, GEOPOLITICAL RISKS, WARS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND TA’S CONTROL MAY ADVERSELY AFFECT TA’S FINANCIAL RESULTS;

•                  ALTHOUGH TA BELIEVES THAT IT BENEFITS FROM ITS CONTINUING RELATIONSHIPS WITH HPT, REIT MANAGEMENT & RESEARCH LLC, OR RMR, AFFILIATES INSURANCE COMPANY, OR AIC, AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES, ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH HPT, RMR, AIC AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES MAY PRESENT A CONTRARY PERCEPTION OR RESULT IN LITIGATION;

•                  AS A RESULT OF CERTAIN TRADING IN TA’S SHARES DURING 2007, TA EXPERIENCED AN OWNERSHIP CHANGE AS DEFINED BY SECTION 382 OF THE INTERNAL REVENUE CODE, OR THE CODE; CONSEQUENTLY, TA MAY BE UNABLE TO USE SOME OR ALL OF ITS NET OPERATING LOSS GENERATED IN 2007 TO OFFSET FUTURE TAXABLE INCOME TA MAY GENERATE AND MAY OTHERWISE SUFFER LIMITATION OF TAX BENEFITS.  IF TA EXPERIENCES ADDITIONAL OWNERSHIP CHANGES, AS DEFINED IN THE CODE, TA’S ABILITY TO USE ITS NET OPERATING LOSSES GENERATED AFTER 2007 COULD BE LIMITED OR ELIMINATED; AND

•                  TA’S LIMITED LIABILITY COMPANY AGREEMENT AND BYLAWS AND CERTAIN OF TA’S OTHER AGREEMENTS AND BUSINESS LICENSES, INCLUDING LICENSES TO OPERATE GAMING ACTIVITIES, INCLUDE VARIOUS PROVISIONS WHICH MAY DETER A CHANGE OF CONTROL OF TA AND, AS A RESULT, TA’S SHAREHOLDERS MAY BE UNABLE TO REALIZE A TAKEOVER PREMIUM FOR THEIR SHARES.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN TA’S BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN TA’S PERIODIC REPORTS, INCLUDING TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013, FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR “SEC”, AND TA’S QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED SEPTEMBER 30, 2014, WHICH HAS BEEN OR WILL BE FILED WITH THE SEC, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS,” AND “RISK FACTORS” AND ELSEWHERE IN THOSE REPORTS.  COPIES OF THOSE REPORTS ARE OR WILL BE AVAILABLE AT THE WEBSITE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION: WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30,
	2014	2013
Revenues:
Fuel	$1,575,763	$1,667,464
Nonfuel	430,272	391,319
Rent and royalties	3,182	3,313
Total revenues	2,009,217	2,062,096

Cost of goods sold (excluding depreciation):
Fuel	1,477,411	1,576,118
Nonfuel	199,670	178,837
Total cost of goods sold	1,677,081	1,754,955

Operating expenses:
Site level operating	208,908	195,428
Selling, general & administrative	26,927	23,705
Real estate rent	54,360	52,424
Depreciation and amortization	16,617	14,646
Total operating expenses	306,812	286,203

Income from operations	25,324	20,938

Acquisition costs	(176)	(1,026)
Interest income	227	620
Interest expense	(4,209)	(4,514)
Income before income taxes	21,166	16,018
Provision for income taxes	9,442	1,074
Income from equity investees	1,072	859
Net income	$12,796	$15,803

Net income per share:
Basic and diluted	$0.34	$0.53

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Nine Months Ended September 30,
	2014	2013
Revenues:
Fuel	$4,823,581	$4,927,971
Nonfuel	1,219,792	1,100,554
Rent and royalties	9,262	9,676
Total revenues	6,052,635	6,038,201

Cost of goods sold (excluding depreciation):
Fuel	4,533,789	4,669,885
Nonfuel	560,053	496,140
Total cost of goods sold	5,093,842	5,166,025

Operating expenses:
Site level operating	612,005	570,007
Selling, general & administrative	78,823	71,414
Real estate rent	162,295	156,412
Depreciation and amortization	48,542	41,894
Total operating expenses	901,665	839,727

Income from operations	57,128	32,449

Acquisition costs	(935)	(1,346)
Interest income	311	1,162
Interest expense	(12,497)	(13,009)
Income before income taxes	44,077	19,256
Provision for income taxes	19,391	1,626
Income from equity investees	2,011	2,018
Net income	$26,627	$19,648

Net income per share:
Basic and diluted	$0.71	$0.66

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	September 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$126,900	$85,657
Accounts receivable, net	136,909	105,932
Inventories	181,260	199,201
Other current assets	70,969	79,604
Total current assets	516,038	470,394

Property and equipment, net	728,592	704,866
Goodwill and intangible assets, net	54,969	48,772
Other noncurrent assets	35,032	33,250
Total assets	$1,334,631	$1,257,282

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$180,676	$149,645
Current HPT Leases Liabilities	31,111	29,935
Other current liabilities	137,708	124,033
Total current liabilities	349,495	303,613

Noncurrent HPT Leases liabilities	335,567	343,926
Senior Notes due 2028	110,000	110,000
Other noncurrent liabilities	56,423	45,866
Total liabilities	851,485	803,405

Shareholders’ equity	483,146	453,877
Total liabilities and shareholders’ equity	$1,334,631	$1,257,282

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Calculation of EBITDAR(1):
Net income	$12,796	$15,803	$26,627	$19,648
Add: income taxes	9,442	1,074	19,391	1,626
Add: depreciation and amortization	16,617	14,646	48,542	41,894
Deduct: interest income	(227)	(620)	(311)	(1,162)
Add: interest expense(2)	4,209	4,514	12,497	13,009
Add: real estate rent expense(3)	54,360	52,424	162,295	156,412
EBITDAR	$97,197	$87,841	$269,041	$231,427

(1)             TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent.  TA believes EBITDAR is a useful indication of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business.  TA believes that EBITDAR is a meaningful disclosure that may help investors to better understand its financial performance, including comparing its performance between periods and to the performance of other companies.  However, EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

(2)             Interest expense included the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Interest related to TA’s Senior Notes and Credit Facility	$2,663	$2,731	$8,042	$7,845
HPT rent classified as interest	1,471	1,757	4,412	5,242
Amortization of deferred financing costs	171	171	509	496
Capitalized interest	(170)	(166)	(599)	(806)
Other	74	21	133	232
	$4,209	$4,514	$12,497	$13,009

(3)             Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases.  Cash paid under real property lease agreements was $58,545 and $57,067 during the three month periods ended September 30, 2014 and 2013, respectively, while the total rent amounts expensed during the quarters ended September 30, 2014 and 2013, were $54,360 and $52,424, respectively.  Cash paid under lease agreements was $174,608 and $169,391 during the nine month periods ended September 30, 2014 and 2013, respectively, while the total rent amounts expensed during the nine months ended September 30, 2014 and 2013, were $162,295 and $156,412, respectively.  GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term.  In addition, under GAAP, a portion of the rent TA pays to HPT is classified as interest expense and a portion of the rent payments to HPT is applied to amortize a sale-leaseback financing obligation liability.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred tenant improvement allowance that HPT paid to TA during the four years from 2007 through 2010 and the deferred gain realized on the sale of assets that TA leased back.  A reconciliation of these amounts is as follows.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Cash payments to HPT for rent	$55,771	$54,637	$166,520	$161,763
Rent paid to others (A)	2,774	2,430	8,088	7,628
Total cash payments under real property leases	58,545	57,067	174,608	169,391
Change in accrued estimated percentage rent	72	(111)	670	473
Adjustments to recognize expense on a straight line basis — HPT	(332)	(483)	(1,232)	(1,383)
Less sale-leaseback financing obligation amortization	(595)	(525)	(1,778)	(1,547)
Less portion of rent payments recognized as interest expense	(1,471)	(1,757)	(4,412)	(5,242)
Less deferred tenant improvements allowance amortization	(1,692)	(1,692)	(5,077)	(5,077)
Amortization of deferred gain on sale-leaseback transactions	(96)	(77)	(289)	(230)
Adjustments to recognize expense on a straight line basis for other leases	(71)	2	(195)	27
Total amount expensed as rent	$54,360	$52,424	$162,295	$156,412

(A)           Includes rent paid directly to HPT’s landlords under leases for properties TA subleases from HPT as well as rent related to properties TA leases from landlords other than HPT.

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for the periods noted for all of the locations in operation on September 30, 2014, that were operated by TA continuously since the beginning of the earliest applicable period presented, with the exception of four locations TA operates that are owned by a joint venture.  This data excludes revenues and expenses that were not generated at locations TA operates, such as rents and royalties from franchises, and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA

(in thousands, except for number of locations and percentage amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	2013	Change		2014	2013	Change
Number of company operated locations	212	212	—		205	205	—

Fuel sales volume (gallons)	488,160	510,913	(4.5)%		1,413,172	1,484,526	(4.8)%

Fuel revenues	$1,499,133	$1,639,494	(8.6)%		$4,474,423	$4,763,492	(6.1)%
Fuel gross margin	$94,421	$91,271	3.5%		$270,594	$254,131	6.5%

Nonfuel revenues	$404,210	$390,246	3.6%		$1,122,469	$1,085,660	3.4%
Nonfuel gross margin	$221,381	$211,861	4.5%		$620,815	$596,088	4.1%
Nonfuel gross margin percentage	54.8%	54.3%	50	pts	55.3%	54.9%	40	pts

Total gross margin	$315,802	$303,132	4.2%		$891,409	$850,219	4.8%
Site level operating expenses	$200,816	$195,819	2.6%		$574,603	$561,102	2.4%
Site level operating expenses as a percentage of nonfuel revenues	49.7%	50.2%	50	pts	51.2%	51.7%	50	pts
Site level gross margin in excess of site level operating expense	$114,986	$107,313	7.2%		$316,806	$289,117	9.6%

SUPPLEMENTAL RECENTLY ACQUIRED SITE DATA

The following table presents operating data for the periods noted for all of the properties that TA began to operate for its own account since the beginning of 2011, whether by way of acquisition from franchisees or others or takeover of operations upon termination of a franchisee sublease, from the beginning of the period shown or the date TA began to operate the properties for its own account, if later.

TRAVELCENTERS OF AMERICA LLC

RECENTLY ACQUIRED SITE OPERATING DATA

(in thousands, except for number of locations and percentage amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	2013	Change Fav/(Unfav)		2014	2013	Change Fav/(Unfav)
Number of company operated locations	64	26	38		64	26	38

Total fuel sales volume (gallons)	68,987	49,382	39.7%		201,922	129,057	56.5%

Total fuel revenues	$210,450	$157,736	33.4%		$633,729	$414,559	52.9%
Total fuel gross margin	$13,584	$8,042	68.9%		$37,252	$21,109	76.5%

Total nonfuel revenues	$66,207	$35,669	85.6%		$183,734	$89,651	104.9%
Total nonfuel gross margin	$31,256	$19,242	62.4%		$86,193	$48,903	76.3%
Nonfuel gross margin percentage	47.2%	53.9%	(670	)pts	46.9%	54.5%	(760	)pts

Total gross margin	$44,840	$27,284	64.3%		$123,445	$70,012	76.3%
Site level operating expenses	$28,837	$19,488	(48.0)%		$82,811	$51,792	(59.9)%
Site level operating expenses as a percentage of nonfuel revenues	43.6%	54.6%	1,100	pts	45.1%	57.8%	1,270	pts
Site level gross margin in excess of site level operating expense	$16,003	$7,796	105.3%		$40,634	$18,220	123.0%

(End)